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                                 Exhibit 23(a)

                       Agreement and Declaration of Trust
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                                      C-5

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                       AGREEMENT AND DECLARATION OF TRUST

                                       of

                            THE MONTGOMERY FUNDS III

                            a Delaware Business Trust


                          Principal Place of Business:

                              600 Montgomery Street
                         San Francisco, California 94111



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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I          Name and Definitions ....................................  1

         1.  Name ..........................................................  1

         2.  Definitions ...................................................  1

             (a)   Trust ...................................................  1

             (b)   Trust Property ..........................................  1

             (c)   Trustees ................................................  1

             (d)   Shares ..................................................  2

             (e)   Shareholder .............................................  2

             (f)   Person ..................................................  2

             (g)   Investment Company Act ..................................  2

             (h)   Commission and Principal Underwriter ....................  2

             (i)   Declaration of Trust ....................................  2

             (j)   By-Laws .................................................  2

             (k)   Interested Person .......................................  2

             (l)   Investment Adviser ......................................  2

             (m)   Series ..................................................  2

             (n)   Certificate of Trust ....................................  2

             (o)   Class ...................................................  2

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             (p)   Delaware Act ............................................  3

ARTICLE II         Purpose of Trust ........................................  3

ARTICLE III        Shares ..................................................  3

         1.  Division of Beneficial Interest ...............................  3

         2.  Ownership of Shares ...........................................  4

         3.  Transfer of Shares ............................................  4

         4.  Investments in the Trust ......................................  5

         5.  Status of Shares and Limitation of Personal Liability .........  5

         6.  Power of Board of Trustees to Change Provisions
             Relating to Shares ............................................  5

         7.  Establishment and Designation of Series .......................  6

             (a)   Assets Held with Respect to a Particular Series .........  6

             (b)   Liabilities Held With Respect to a Particular Series ....  7

             (c)   Dividends, Distributions, Redemptions and Repurchases ...  7

             (d)   Voting ..................................................  7

             (e)   Equality ................................................  8

             (f)   Fractions ...............................................  8

             (g)   Exchange Privilege ......................................  8

             (h)   Combination of Series ...................................  8

             (i)   Elimination of Series ...................................  8

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         8.  Indemnification of Shareholders ...............................  8

ARTICLE IV         The Board of Trustees ...................................  8

         1.  Number, Election and Tenure ...................................  8

         2.  Effect of Death, Resignation, etc. of a Trustee ...............  9

         3.  Powers ........................................................  9

         4.  Payment of Expenses by the Trust .............................. 13

         5.  Payment of Expenses by Shareholders ........................... 13

         6.  Ownership of Assets of the Trust .............................. 13

         7.  Service Contracts ............................................. 13

         8.  Trustees and Officers as Shareholders ......................... 15

ARTICLE V          Shareholders' Voting Powers and Meetings ................ 15

         1.  Voting Powers ................................................. 15

         2.  Voting Power and Meetings ..................................... 16

         3.  Quorum and Required Vote ...................................... 16

         4.  Action by Written Consent ..................................... 17

         5.  Record Dates .................................................. 17

         6.  Additional Provisions ......................................... 18

ARTICLE VI         Net Asset Value, Distributions and Redemptions .......... 18

         1.  Determination of Net Asset Value, Net Income
             and Distributions ............................................. 18

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         2.  Redemptions and Repurchases ................................... 18

         3.  Redemptions at the Option of the Trust ........................ 19

ARTICLE VII        Compensation and Limitation of Liability of Trustees .... 19

         1.  Compensation .................................................. 19

         2.  Indemnification and Limitation of Liability ................... 19

         3.  Trustee's Good Faith Action, Expert Advice, No Bond
               or Surety ................................................... 20

         4.  Insurance ..................................................... 20

ARTICLE VIII       Miscellaneous ........................................... 20

         1.  Liability of Third Persons Dealing with Trustees .............. 20

         2.  Termination of Trust or Series ................................ 21

         3.  Merger and Consolidation ...................................... 21

         4.  Amendments .................................................... 22

         5.  Filing of Copies, References, Headings ........................ 23

         6.  Applicable Law ................................................ 23

         7.  Provisions in Conflict with Law or Regulations ................ 24

         8.  Business Trust Only ........................................... 24

         9.  Use of the Identifying Words "Montgomery" and
               "The Montgomery Funds III" .................................. 24

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                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                            THE MONTGOMERY FUNDS III

         WHEREAS, THIS AGREEMENT AND DECLARATION OF TRUST is made and entered into as of the date set forth below by the Trustees named hereunder for the purpose of forming a Delaware business trust in accordance with the provisions hereinafter set forth,

         NOW, THEREFORE, the Trustees hereby direct that a Certificate of Trust be filed with Office of the Secretary of State of the State of Delaware and do hereby declare that the Trustees will hold IN TRUST all cash, securities and other assets which the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders of Shares in this Trust.


                                    ARTICLE I

                              Name and Definitions

         Section 1. Name. This Trust shall be known as THE MONTGOMERY FUNDS III, and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

                  (a) The "Trust" refers to the Delaware business trust established under the Delaware Act by this Agreement and Declaration of Trust, as amended from time to time and the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware;

                  (b) The "Trust Property" means any and all property, real or personal, tangible or intangible, which is from time to time owned or held by or for the account of the Trust, including without limitation the rights referenced in Article VIII, Section 9 hereof;

                  (c) "Trustees" refers to the persons who have signed this Agreement and Declaration of Trust, so long as they continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve on the Board of Trustees in accordance with the provisions hereof, in each case so long as such Person shall

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continue in office in accordance  with the terms of this  Declaration  of Trust, and reference herein to a Trustee or the Trustees shall refer to such Person or Persons in their capacity as trustees hereunder;

                  (d) "Shares" means the shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares;

                  (e) "Shareholder" means a record owner of outstanding Shares;

                  (f) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

                  (g) The "Investment Company Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

                  (h) The terms "Commission" and "Principal Underwriter" shall have the meanings given them in the Investment Company Act;

                  (i) "Declaration of Trust" shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

                  (j) "By-Laws" shall mean the By-Laws of the Trust, as amended from time to time, which By-Laws are expressly incorporated herein by reference as part of the governing instruments within the meaning of the Delaware Act;

                  (k) The term  "Interested  Person" has the meaning given it in
Section 2(a)(19) of the Investment Company Act;

                  (l) "Investment Adviser" or "Manager" means a party furnishing services to the Trust pursuant to any contract described in Article IV, Section 7(a) hereof;

                  (m) "Series" refers to each Series of Shares established and designated under or in accordance with the provisions of Article III hereof;

                  (n) "Certificate of Trust" means the certificate of trust, as amended or restated from time to time, filed by the Trustees in the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act;

                  (o) "Class" means a class of Shares of a Series of the Trust established in accordance with the provisions of Article III hereof; and

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                  (p) "Delaware  Act" means the Delaware  Business  Trust Act 12
Del. C. ss ss 3801 et seq., as amended from time to time.


                                   ARTICLE II

                                Purpose of Trust

                  The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the Investment Company Act through one or more Series investing primarily in securities, and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under the Declaration of Trust.


                                   ARTICLE III

                                     Shares

                  Section 1. Division of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into an unlimited number of Shares, with a par value of $ .01 per Share. The Trustees may authorize the division of Shares into separate Series and the division of Series into separate classes of Shares. Subject to the further provisions of the Article III and any applicable requirements of the Investment Company Act, the different Series shall be established and designated, and the variations in the relative rights and preferences as between the different Series shall be fixed and determined, by the Trustees, in their sole discretion, and without obtaining any authorization or vote of the shareholders of any Series or Class thereof. If only one or no Series (or classes) shall be established, the Shares shall have the rights and preferences provided for herein and in Article III, Section 6 hereof to the extent relevant and not otherwise provided for herein, and all references to Series (and Classes thereof) shall be construed (as the context may require) to refer to the Trust. All provisions herein relating to the Trust shall apply equally to each Series of the Trust and each Class thereof, except as the context otherwise requires.

                  Subject to the further provisions of this Article III and any applicable requirements of the 1940 Act, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of any Series or Class thereof, (i) to issue shares without limitation as to number (including fractional Shares) to such persons and for such amount and type of consideration, subject to any restriction set forth in the By-Laws, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, (ii) to establish and designate and to change in any manner any Series or Class thereof and to fix such preferences, voting powers, rights, duties and privileges and business purpose of each Series or Class thereof as the Trustees may from time to time determine, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing Series or Class

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thereof and may be limited to specified  property or obligations of the Trust or profits and losses associated with specified property or obligations of the Trust, (iii) to divide or combine the Shares of any particular Series or Class thereof into a greater or lesser number of shares of that Series or Class without thereby materially changing the proportionate beneficial interest of the Shares of that Series or Class in the assets held with respect to that Series or materially affecting the rights of Shares of any other Series, (iv) to classify or reclassify any issued Shares of any Series or Class thereof into shares of one or more Series or Classes thereof, and (v) to take such other action with respect to the Shares as the Trustees may deem desirable.

                  Subject to the provisions of Section 7 of this Article III, each Share shall have voting rights as provided in Article V hereof, and holders of the Shares of any series or Class thereof shall be entitled to receive dividends when, if and as declared with respect thereto in the manner provided in Article VI, Section 1 hereof. Subject to the distinctions permitted among Classes of the same Series as established by the Trustees, consistent with the requirements of the Investment Company Act, each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series, and no Shares shall have any priority or preference over any other Share of the same Series with respect to dividends or distributions upon termination of the Trust or of such Series made pursuant to Article VIII, Section 4 hereof. All dividends and distributions shall be made ratably among all Shareholders of a particular Class of a particular Series and, if no Classes, of a particular Series from the assets held with respect to such Series according to the number of Shares of such Class of such Series or of such Series held of record by such Shareholder on the record date for any dividend or distribution or on the date of termination, as the case may be. Upon redemption of the Shares of any Series, the applicable Shareholder shall be paid solely out of the funds and property of such Series of the Trust. All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable. Except as otherwise provided by the Trustees, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Series.

         Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series (or class of each Series) of the Trust. No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Series (or class of each Series) of the Trust and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series (or class of each Series) of the Trust and as to the number of Shares of each Series (or class) of the Trust held from time to time by each.

         Section 3. Transfer of Shares. Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his or her

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duly  authorized  agent upon  delivery to the  Trustees or the Trust's  transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the By-Laws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee, or agent of the Trust, shall be affected by any notice of a proposed transfer.

         Section 4. Investments in the Trust. Investments may be accepted by the
Trust  from  such  Persons,   at  such  times,  on  such  terms,  and  for  such
consideration as the Trustees from time to time may authorize.

         Section 5. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder, by virtue of having become a Shareholder, shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of said deceased Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

         Section 6. Power of Board of Trustees to Change Provisions Relating to Shares. Notwithstanding any other provision of this Declaration of Trust and without limiting the power of the Board of Trustees to amend the Declaration of Trust as provided elsewhere herein, the Board of Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Board of Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust, provided that before adopting any such amendment without Shareholder approval the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders or that Shareholder approval is not otherwise required by the Investment Company Act or other applicable law. If Shares have been issued, Shareholder approval shall be required to adopt any amendments to this Declaration of Trust that would adversely affect to a material degree the

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rights and  preferences  of the Shares of any Series (or class of any Series) or to increase or decrease the par value of the Shares of any Series (or class of any Series).

                  Subject to the foregoing Paragraph, the Board of Trustees may amend the Declaration of Trust to amend any of the provisions set forth in paragraphs (a) through (i) of Section 7 of this Article III.

                  Section 7. Establishment and Designation of Series. The establishment and designation of any Series (or Class) of Shares of the Trust shall be effective upon the resolution by a majority of the then Trustees, adopting a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series (or Class) of the Trust, whether directly in such resolution or by reference to another document, including, without limitation, any registration of Trust. Each such resolution shall be incorporated herein by reference upon adoption.

                  Shares of each Series (or class) established  pursuant to this
Section 7, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:

                           (a) Assets Held with Respect to a Particular  Series.
All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors of such Series, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets held with respect to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. Separate and distinct records shall be maintained for each Series and the assets held with respect to each Series shall be held and accounted for separately from the assets held in respect to all other Series and the General Assets of the Trust not allocated to such Series.

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                           (b)  Liabilities  Held With  Respect to a  Particular
Series. The assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities of the Trust which are not readily identifiable as being held with respect to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a series are herein referred to as "liabilities held with respect to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes. All Persons who have extended credit which has been allocated to a particular Series, or who have a claim or contract which has been allocated to any particular Series, shall look exclusively to the assets of that particular Series for payment of such credit, claim, or contract, and not against the assets of the Trust generally or against the assets held with respect to any other Series. Notice of this contractual limitation on the liability of' each Series shall be set forth in the Certificate of Trust or in an amendment thereto prior to the issuance of any Shares of a Series.

                           (c)   Dividends,   Distributions,   Redemptions   and
Repurchases. Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article VI, no dividend or distribution including, without limitation, any distribution paid upon termination of the Trust or of any Series (or class) with respect to, nor any redemption or repurchase of, the Shares of any Series (or class) shall be effected by the Trust other than from the assets held with respect to such Series, nor, except as specifically provided in section 8 of this Article III, shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Trustees shall have full discretion, to the extent not inconsistent with the Investment Company Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

                           (d) Voting.  All Shares of the Trust entitled to vote
on a matter shall vote separately by Series (and, if applicable, by class): that is, the Shareholders of each Series (or class) shall have the right to approve or disapprove matters affecting the Trust and each respective Series (or class) as if the Series (or classes) were separate companies. There are, however, two exceptions to voting by separate Series (or classes). First, if the Investment Company Act requires all Shares of the Trust to be voted in the aggregate without differentiation between the separate Series (or classes), then all the Trust's Shares shall be entitled to vote on a dollar-weighted basis by which each shareholder shall vote his or her shares multiplied by the per Share net asset value of these shares on the record date. Second, if any matter affects only the interests of some but not all Series (or classes), then only the Shareholders of such affected Series (or classes) shall be entitled to vote on the matter on the same dollar-weighted basis.

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                           (e)  Equality.  All the  Shares  of  each  particular
Series shall represent an equal proportionate interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series and such rights and preferences as may have been established and designated with respect to classes of Shares within such Series), and each Share of any particular Series shall be equal to each other Share of that Series.

                           (f) Fractions. Any fractional Share of a Series shall
carry proportionately all the rights and obligations of a whole share of that Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

                           (g) Exchange  Privilege.  The Trustees shall have the
authority to provide that the holders of Shares of any Series shall have the right to exchange said Shares for Shares of one or more other Series of Shares in accordance with such requirements and procedures as may be established by the Trustees.

                           (h)  Combination  of Series.  The Trustees shall have
the authority, without the approval of the Shareholders of any Series unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series into assets and liabilities held with respect to a single Series.

                           (i) Elimination of Series. At any time that there are
no Shares outstanding of any particular Series (or class) previously established and designated, the Trustees may by resolution of a majority of the then Trustees abolish that Series (or class) and rescind the establishment and designation thereof.

                  Section 8. Indemnification of Shareholders. If any Shareholder or former Shareholder shall be exposed to liability by reason of a claim or demand relating to his or her being or having been a Shareholder, and not because of his or her acts or omissions, the Shareholder or former Shareholder (or his or her heirs, executors, administrators, or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the applicable series of Shares of the Trust of which such Person is or was a Shareholder and from or in violation to which such liability arose against all loss and expense arising from such claim or demand.


                                   ARTICLE IV

                              The Board of Trustees

                  Section 1. Number, Election and Tenure. The number of Trustees constituting the Board of Trustees shall be fixed from time to time by a written instrument

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signed, or by resolution  approved at a duly constituted  meeting, by a majority of the Board of Trustees, provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15). The Board of Trustees, by action of a majority of the then Trustees at a duly constituted meeting, may fill vacancies in the Board of Trustees or remove Trustees with or without cause. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. The Shareholders may fix the number of Trustees and elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. Any Trustee may be removed at any meeting of Shareholders by a vote of two-thirds of the outstanding Shares of the Trust. A meeting of Shareholders, for the purpose of electing or removing one or more Trustees may be called (i) by the Trustees upon their own vote, or (ii) upon the demand of Shareholders owning (i) 10% or more of the Shares, of the Trust in the aggregate, or (ii) 10% or more of the Shares on a dollar-weighted basis.

                  Section 2. Effect of Death, Resignation, etc. of a Trustee. The death, declination to serve, resignation, retirement, removal, or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in Article IV, Section 1, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Board of Trustees. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to fill vacancies, the Trust's Investment Adviser(s) are empowered to appoint new Trustees subject to the provisions of section 16(a) of the Investment Company Act.

                  Section  3.  Powers.   Subject  to  the   provisions  of  this
Declaration of Trust, the business of the Trust shall be managed by the Board of Trustees, and such Board shall have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions  of  all  kinds  on  behalf  of the  Trust.  Without  limiting  the foregoing, the Trustees may: adopt By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; remove any Trustee with or without cause at any time by written instrument signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective, and fill vacancies caused by enlargement of their number or by the death, resignation or removal of a Trustee; fill vacancies in or remove from their number, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate appoint from their own number and establish and terminate one or more committees consisting of one or more Trustees, which may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine; employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; redeem, repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series; and, in general, delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian, transfer or shareholder servicing agent, or Principal Underwriter. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified or required by law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office.

                  Without limiting the foregoing, the Trust shall have power and authority to cause the Trust (or to act on behalf of the Trust):

                           (a)  To  invest  and  reinvest  cash,  to  hold  cash
uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts. for the future acquisition or delivery of fixed income or other securities, and securities of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created guaranteed, or sponsored by any and all Persons, including,  without  limitation,  states,  territories,  and  possessions of the
United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

                           (b)  To  sell,  exchange,   lend,  Pledge,  mortgage,
hypothecate, lease, or write options, including options on futures contracts, with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

                           (c) To vote or give assent, or exercise any rights of
ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

                           (d) To exercise  powers and right of  subscription or
otherwise which in any manner arise out of ownership of securities;

                           (e) To hold any  security  or  property in a form not
indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

                           (f) To consent to or  participate in any plan for the
reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

                           (g) To join with  other  security  holders  in acting
through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

                           (h) To  compromise,  arbitrate  or  otherwise  adjust
claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

                           (i) To enter into joint ventures,  general or limited
partnerships and any other combinations or associations;

                           (j) To borrow funds or other  property in the name of
the Trust exclusively for Trust purposes and in connection therewith issue notes or other evidence of indebtedness; and to mortgage and pledge the Trust Property or any part thereof to secure any or all of such indebtedness;

                           (k) To endorse or guarantee  the payment of any notes
or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof and to mortgage and pledge the Trust Property or any part thereof to secure any or all such obligations;

                           (l) To  purchase  and pay for  entirely  out of Trust
Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

                           (m)  To  adopt,  establish  and  carry  out  pension,
profitsharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

                           (n) To  operate as and carry out the  business  of an
investment company, and exercise all the powers necessary or appropriate to the conduct of such operations;

                           (o)  To  enter  into   contracts   of  any  kind  and
description;

                           (p) To employ one or more banks,  trust  companies or
companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of any assets of the Trust subject to any conditions set forth in this Declaration or Trust or in the By-Laws;

                           (q) To interpret the investment policies,  practices,
or limitations of any Series or Class; and

                           (r) Subject to the Investment  Company Act, to engage
in any other lawful act or activity in which a business trust organized under the Delaware Act may engage.

The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

                  Section 4. Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser or manager, principal underwriter, auditors, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, which expenses, fees, charges, taxes and liabilities shall be allocated in accordance with Article III, Section 7 hereof.

                  Section 5. Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series, to pay directly in advance or arrears, for charges of the Trust's custodian or transfer, Shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

                  Section 6. Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents has been executed and delivered.

                  Section 7. Service Contracts.

                           (a) Subject to such  requirements and restrictions as
may be set forth under federal and/or state law in the By-Laws, including, without limitation, the requirements of the Investment Company Act, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust or for any Series (or Class thereof) with any corporation, trust, association or other organization; and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for the Investment Adviser or administrator to delegate certain or all of its duties under such contract to qualified investment advisers and administrators and to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments, or such other activities as may specifically be delegated to such party.

                           (b) The Trustees may also,  at any time and from time
to time, contract with any corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Series (or classes) or other securities to be issued by the Trust. Every such contract shall comply with such requirements and restrictions as may be set forth under federal and/or state law and in the By-Laws, including, without limitation the requirements of Section 15 of the Investment Company Act; and any such contract may contain such other terms as the Trustees may determine.

                           (c) The Trustees are also empowered,  at any time and
from time to time, to contract with any corporations, trusts, associations or other organizations, appointing it or them custodian, transfer agent and/or shareholder servicing agent for the Trust or one or more of its Series. Every such contract shall comply with such requirements and restrictions as may be set forth under federal and/or state law and in the By-Laws or stipulated by resolution of the Trustees.

                           (d)  Subject to  applicable  law,  the  Trustees  are
further empowered, at any time and from time to time, to contract with any entity to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be consistent with the best interests of the Trust and the applicable Series.

                           (e) The fact that:

                                    (i) any of the  Shareholders,  Trustees,  or
                  officers  of the Trust is a  shareholder,  director,  officer, partner, trustee, employee, investment adviser, manager, principal underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization with which an advisory, management or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

                                    (ii) any corporation,  trust, association or
                  other  organization  with  which an  advisory,  management  or administration contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made also has an advisory, management or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other service contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the Investment Company Act.

                  Section 8. Trustees and Officers as Shareholders. Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent; and the Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such person or any firm or company in which such person is interested, subject only to the general limitations contained herein or in the By-Laws relating to the sale and redemption of such Shares.


                                    ARTICLE V

                    Shareholders' Voting Powers and Meetings

                  Section 1. Voting Powers. Subject to the provisions of Article III, Section 7(d), the Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Article IV, Section 1 hereof, and
(ii) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. As appropriate, voting may be by Series (or class). Each whole Share shall be entitled to one vote multiplied by the per-Share net asset value on the record date for the vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. Notwithstanding any other provision of this Declaration of Trust, on any matters submitted to a vote of the Shareholders, all Shares of the Trust then entitled to vote shall be voted in aggregate, except: (i) when required by the Investment Company Act, Shares shall be voted by individual Series; (ii) when the matter involves the termination of a series or any other action that the Trustees have determined will affect only the interests of one or more Series, then only Shareholders of such Series shall be entitled to vote thereon; and (iii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholder of such Class or Classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Notwithstanding anything else contained herein or in the By-Laws, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders of one or more series or Classes thereof or of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only by written proxy or in person at a meeting. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by the Shareholders. Meetings of the Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-Laws.

                  Section 2. Voting Power and Meetings. Meetings of the Shareholders may be called by the Trustees for the purpose of electing Trustees as provided in Article IV, Section 1 and for such other purposes as may be prescribed by law, by this Declaration of Trust or by the By-Laws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven (7) days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the By-Laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

                  Section 3. Quorum and Required Vote. Except when a larger quorum is required by applicable law, by the By-Laws or by this Declaration of Trust, forty percent (40%) of the dollar-weighted voting power of the Shares entitled to vote shall constitute a quorum at a Shareholders' meeting. When any one or more Series (or Classes) is to vote as a single class separate from any other Shares, forty percent (40%) of the Shares of each such Series (or Classes) entitled to vote shall constitute a quorum at a Shareholder's meeting of that Series (or Class), except when a larger quorum is required by any provision of this Declaration of Trust or by the By-Laws or by applicable law. Any meeting of Shareholders may be adjourned from time to time by a majority of the dollar-weighted votes properly cast upon the question of adjourning a meeting to another date and time, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. Subject to the provisions of
Article III, Section 7(d), when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality of the Shares voted shall elect a Trustee, except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws or by applicable law, provided that where any provision of law or of this Declaration of Trust requires that the holders of any Series shall vote as a Series (or that holders of a Class shall vote as a Class), then a majority of the Shares of that Series (or Class) voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that Series (or Class) is concerned.

                  Section 4. Action by Written Consent. Any action taken by shareholders may be taken without a meeting if Shareholders holding a majority (on a dollar-weighted basis) of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or by the By-Laws or by applicable law) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Series (or Class) entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                  Section 5. Record Dates. For the purpose of determining the Shareholders of any Series (or Class) who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may from time to time fix a time, which shall be not more than ninety (90) days before the date of any meeting of Shareholders, as the record date for determining the Shareholders of such Series (or Class) having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date. For the purpose of determining the Shareholders of any-Series (or Class) who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such series (or Class) having the right to receive such dividend or distribution. Without fixing a record date the Trustees may for voting and/or distribution purposes close the register or transfer books for one or more Series (or Classes) for all or any part of the period between a record date and a meeting of Shareholders or the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or Classes). For the purpose of determining the dollar-weighting, such weighting shall be based on the per-Share net asset value determined on the record date, and if none is determined on such date, the last determined per-Share net asset value.

                  Section 6. Additional Provisions. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.


                                   ARTICLE VI

                 Net Asset Value, Distributions and Redemptions

                  Section 1. Determination of Net Asset Value, Net Income and Distributions. Subject to Article III, Section 7 hereof, the Trustees, in their absolute discretion, may prescribe and shall set forth in the By-laws or in a duly adopted vote of the Trustees such bases and time for determining the per-Share net asset value of the Shares of any Series or net income attributable to the Shares of any Series, or the declaration and payment of dividends and distributions on the Shares of any Series, as they may deem necessary or desirable.

                  Section 2. Redemptions and Repurchases. The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, in accordance with the By-Laws and applicable law. Unless extraordinary circumstances exist, payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is made in proper form. The obligation set forth in this Section 2 is subject to the provision that in the event that any time the New York Stock Exchange (the "Exchange") is closed for other than weekends or holidays, or if permitted by the Rules of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets held with respect to such Series or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees. In the case of a suspension of the right of redemption as provided therein, a Shareholder may either withdraw the request for redemption or receive payment based on the net asset value per share next determined after the termination of such suspension.

                  The redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Series for which the Shares are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

                  Section 3. Redemptions at the Option of the Trust. The Trust shall have the right, at its option and at any time and in good faith, determine that direct or indirect ownership of Shares of any Series has or may become concentrated in any Person to an extent that would disqualify any Series as a regulated investment company under the Internal Revenue Code of 1986, as amended (or any successor statute thereto), to redeem Shares of any Shareholder at the net asset value thereof as described in Section 1 of this Article VI, and to refuse to transfer or issue Shares to any Person whose acquisition of the Shares in question would result in such disqualification: (i) if at such time such Shareholder owns Shares of any Series having an aggregate net asset value of less than an amount determined from time to time by the Trustees prior to the acquisition of said Shares; or (ii) to the extent that such Shareholder owns Shares of a particular Series equal to or in excess of a percentage of the outstanding Shares of that Series determined from time to time by the Trustees; or (iii) to the extent that such Shareholder owns Shares equal to or in excess of a percentage, determined from time to time by the Trustees, of the outstanding Shares of the Trust or of any Series.


                                   ARTICLE VII

              Compensation and Limitation of Liability of Trustees

                  Section 1. Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust, and they may fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

                  Section 2. Indemnification and Limitation of Liability. The Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Investment Adviser or Principal Underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, and the Trust out of its assets shall indemnify and hold harmless each and every Trustee, or each Person who is serving or has served at the Trust's request as a director, officer, trustee, employee, or agent of another organization in which the Trust has any interest as a shareholder, creditor, or otherwise to the extent and in the manner provided in the By-Laws, from and against any and all claims and demands whatsoever arising out of or related to each Trustee's performance of his or her duties as a Trustee of the Trust; provided that nothing herein contained shall indemnify, hold harmless or protect any Trustee, from or against any liability to the Trust or any Shareholder to which he or she would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                  All persons extending credit to, contracting with or having any claim against the Trust of the Trustees shall look only to the assets of the appropriate Series of the Trust for payment under such credit, contract, or claim; and neither the Trustees nor the Shareholders, nor any of the Trust's officers, employees or agents, whether past, present, or future, shall be personally liable therefor.

Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon. At the Trustees' discretion, any note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers may give notice that the Certificate of Trust is on file in the Office of the Secretary of State of the State of Delaware and that a limitation on liability of Series exists and such note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Trust by a Trustee or Trustees in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Trust or a Series thereof, and may contain such further recital as such Person or Persons may deem appropriate. The omission of any such notice or recital shall in no way operate to bind any Trustees, officer, or Shareholders individually.

                  Section 3. Trustee's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. A Trustee shall be liable to the Trust and to any Shareholder solely for his or her own wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

                  Section 4. Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action,. suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust.


                                  ARTICLE VIII

                                  Miscellaneous

                  Section 1. Liability of Third Persons Dealing with Trustees. No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

                  Section 2. Termination of Trust or Series. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of a majority of the Shares of each Series entitled to vote, voting separately by Series, or by the Trustees by written notice to the Shareholders. Any Series or Class thereof may be terminated at any time by vote of a majority of the Shares of that Series or Class entitled to vote or by the Trustees by written notice to the Shareholders of that Series or Class.

                  Upon termination of the Trust (or any one or more Series or any Class thereof, as the case may be)'by the requisite Shareholder vote or action by the Trustees, after paying or otherwise providing for all charges, taxes, expenses and liabilities held, severally, with respect to each Series (or the applicable Series, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets held, severally, with respect to each Series (or the applicable Series or any Class thereof if any Series or Class remains, as the case may be), to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds held with respect to each Series or Class (or the applicable Series, as the case may be), to the Shareholders of that Series, as a Series or Class, ratably according to the number of Shares of that Series or Class held by the several Shareholders on the date of termination. Thereupon, the Trust or any affected Series or Class shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title, and interest of all parties with respect to the Trust or such Series or Class shall be canceled and discharged.

                  Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's Certificate of Trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

                  Section 3. Merger and Consolidation. Notwithstanding anything else herein, the Trustees may cause (i) the Trust or one or more of its Series to the extent consistent with applicable law to be merged into or consolidated with another trust or company (including trusts, partnerships, associations, corporations or other business entities created by the Trustees to accomplish such merger or consolidation) so long as the surviving or resulting entity is a management investment company under the Investment Company Act, or is a series thereof, that will succeed to or assume the Trust's registration under the Investment Company Act and that is formed, organized, or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States, (ii) the Shares of the Trust or any Series to be converted into beneficial interests in another business trust (or series thereof) created pursuant to this Section 3 of Article VIII, (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, or (iv) cause the Trust to incorporate under the laws of Delaware or any other state or jurisdiction. such merger or consolidation, Share conversion or Share exchange must be authorized by vote of a majority of the outstanding Shares of the Trust, as a whole, or any affected Series, as may be applicable; provided that in all respects not governed by statute or applicable law, the Trustees shall have the power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust or any Series or Class thereof may be transferred and to provide for the conversion of Shares of the Trust or any Series or Class thereof into beneficial interests in such separate business trust or trusts (or series or classes thereof).

                  Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 3 may (i) effect any amendment to the governing instrument of the Trust or (ii) effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

                  Section 4. Amendments. Except as specifically provided in this Section, this Declaration of Trust may be restated and/or amended or otherwise supplemented at any time by an instrument in writing signed by a majority of the then Trustees and, if required, by approval of such amendment by Shareholders in accordance with Article V, Section 3 hereof. Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval. Shareholders shall have the right to vote (i) on any amendment that would affect their right to vote granted in Article V, Section 1 hereof, (ii) on any amendment to this Section 4 of Article VIII, (iii) on any amendment that may be required by applicable law or by the Trust's registration statement, as filed with the Commission, and (iv) on any amendment submitted to them by the
Trustees. Any amendment required or permitted to be submitted to the Shareholders that, as the Trustees determine, shall affect the Shareholders of one or more Series shall be authorized by a vote of the Shareholders of each Series affected and no vote of Shareholders of a Series not affected shall be required. Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance provided by Article VII, Section 4 with respect to any acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification referenced in Article VII, Section 2 hereof as provided in the By-Laws with respect to any actions or omissions of Persons covered thereby prior to such amendment. The Certificate of Trust of the Trust may be restated and/or amended by a similar procedure (however, only one Trustee need sign an Amendment to the Certificate of Trust, and other Trustees need not approve such Amendment in writing when it directly reflects provisions in, or approved amendments to, the Declaration of Trust), and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

                  Section 5. Filing of Copies, References, Headings. The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments. In this instrument and in any such restatements and/or amendment, references to this instrument, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

                  Section 6. Applicable Law. This Agreement and Declaration of Trust is created under and is to-be governed by and construed and administered according to the laws of the State of Delaware and the Delaware Act. The Trust shall be a Delaware business trust pursuant to such Act, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a business trust, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

                  Notwithstanding  the  first  sentence  of  Section  6 of  this
Article VIII, there shall not be applicable to the Trust, the Trustees, or this Declaration of Trust either the provisions of Section 3540 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate; (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding or disposition of real or personal property,
(iv) fees or other sums applicable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal,
(vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements. relating to the titling, storage, or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities and powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust.

                  Section 7. Provisions in Conflict with Law or Regulations.

                           (a) The  provisions of the  Declaration  of Trust are
severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the Investment Company Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never-to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

                           (b) If any  provision  of the  Declaration  of  Trust
shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

                  Section 8. Business Trust Only. It is the intention of the Trustees to create a business trust pursuant to the Delaware Act and thereby to create only the relationship of trustee and beneficial owners within the meaning of such Act between the Trustees and each Shareholder. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a business trust pursuant to the Delaware Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

                  Section 9. Use of the Identifying Words "Montgomery" and "The Montgomery Funds III." The identifying words "Montgomery" and "The Montgomery Funds III" and all rights to the use of such identifying words belong to Montgomery Asset Management, L.P., the proposed Investment Adviser of the Trust's Shares. Montgomery Asset Management, L.P. has licensed the Trust to use the identifying words "The Montgomery Funds III" in the Trust's name and to use the identifying word "Montgomery" in the name of any series of the Trust. In the event that Montgomery Asset Management, L.P. or an affiliate of Montgomery Asset Management, L.P. is not appointed or ceases to be the Investment Adviser of the Trust, the non-exclusive license may be revoked by Montgomery Asset Management, L.P., and the Trust and any series thereof shall respectively cease using the identifying words "The Montgomery Funds III" and "Montgomery," unless otherwise consented to by Montgomery Asset Management, L.P. or any successor to Montgomery Asset Management, L.P.'s interest.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

                  IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Agreement and Declaration of Trust as of this 16th day of August, 1994.


/s/ Andrew Cox
----------------------
Andrew Cox
750 Vine Street
Denver, Colorado 80206


/s/ R. Stephen Doyle
----------------------
R. Stephen Doyle
600 Montgomery Street
San Francisco, California 94111


/s/ John A. Farnsworth
----------------------
John A. Farnsworth
23-F Main Street
Tiburon, California 94920


/s/ Cecilia H. Herbert
----------------------
Cecilia H. Herbert
2636 Vallejo Street
San Francisco, California 94123


THE PRINCIPAL PLACE OF BUSINESS OF THE TRUST IS 600 MONTGOMERY STREET, SAN FRANCISCO, CALIFORNIA 94111